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                                                                    EXHIBIT 10.2


              SECURITY AGREEMENT - ACCOUNTS AND GENERAL INTANGIBLES
                               (THIS "AGREEMENT")

WORLDWIDE FLIGHT SERVICES, INC.
1001 West Euless Boulevard, Suite 320
Euless, Texas 76090

(whether one or more, "DEBTOR"), jointly and severally if more than one, each of whose address pursuant to Section 3.(d) is set forth below under Debtor's name if different than the address above, and JPMorgan Chase Bank whose principal office in Texas is located at 712 Main Street, P. O. Box 2558, Houston, Harris County, Texas 77252-2558 (together with its successors and assigns, "SECURED PARTY"), agree as follows:

SECTION 1. DEFINITIONS. (a) "COLLATERAL" means all Accounts, all other Intellectual Property and all Proceeds, together with all books and other records of Debtor relating to the Collateral. "ACCOUNTS" means all accounts (excluding inter-company receivables, affiliate receivables or non-trade receivables), general intangibles, instruments, documents, investment property, chattel paper, deposit accounts and other obligations of a financial institution (including Secured Party) to Debtor, letter-of-credit rights, letters of credit, moneys and all supporting obligations. "INTELLECTUAL PROPERTY" means goodwill, trademarks, service marks, trade dress, trade names, trade secrets, copyrights, inventions, patents, patent applications, licenses and other similar rights and property whether recognized by common law, statute, treaty, rule, or regulation, whether registered, unregistered, or pending and all infringement claims and tort claims related to the foregoing. (b) "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest permitted to be charged by applicable Federal or state law governing this Agreement (whichever permits the higher lawful rate) from time to time in effect. To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the weekly rate ceiling as defined in the Texas Finance Code Chapter 303. (c) "LIEN" means any mortgage, pledge, charge, encumbrance, security interest, assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract. (d) "OBLIGATIONS" means all debts, obligations and liabilities of every kind and character of Debtor, whether joint or several, contingent or otherwise, now or hereafter existing in favor of Secured Party, including without limitation all liabilities arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, interest rate swap or other derivative product, acceptance, foreign exchange contract or depository service contract, whether payable to Secured Party or to a third party and subsequently acquired by Secured Party. Debtor and Secured Party specifically contemplate that Obligations include indebtedness hereafter incurred by Debtor to Secured Party. (e) "PAST DUE RATE" means the Highest Lawful Rate or if applicable law does not provide for a maximum nonusurious rate, then 18%. (f) "PROCEEDS" means all products and proceeds of all Collateral, including but not limited to all interest, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in connection with the sale, lease, license, exchange or other disposition of any of the Collateral. (g) "PROPER FORM" means in form and substance satisfactory to Secured Party. (h) "SECURITY INTEREST" means the Liens created by this Agreement. (i) "UCC" means the Texas Uniform Commercial Code, as amended from time to time if this Agreement is governed by Texas law, or the New York Uniform Commercial Code as amended from time to time if this Agreement is governed by New York law. All terms defined in the UCC and used in this Agreement shall have the same definitions herein as specified therein unless otherwise defined in this Agreement.

SECTION 2. CREATION OF SECURITY INTEREST. To secure the payment and performance of the Obligations, Debtor grants to Secured Party a security interest in, pledges and assigns to Secured Party all Collateral owned by Debtor or in which Debtor has rights or the power to transfer rights, and all Collateral in which Debtor later acquires ownership, other rights or the power to transfer rights.

SECTION 3. DEBTOR'S REPRESENTATIONS. Debtor represents and warrants to Secured Party the following: (a) Debtor is the sole and lawful owner of the Collateral, free and clear of all Liens and adverse claims, and has the right and power to assign and transfer the Collateral to Secured Party and to assign, pledge and grant to Secured Party the Security Interest. No financing statement or similar record covering the Collateral, other than in favor of Secured Party, is on file in any public office. The Security Interest does not violate the rights of any person. There are no restrictions on transfer, assignment or pledge of the Collateral except as created by this Agreement. Debtor has obtained any consents necessary to execute, deliver and perform its obligations under this Agreement and for Secured Party to enforce the Security Interest. (b) This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. (c) The Collateral and Debtor's use thereof comply with all applicable laws, rules and regulations.
(d) The address set forth in this Agreement is: (i) Debtor's principal residence, if Debtor is an individual; (ii) Debtor's chief executive office, if Debtor is not an individual and has more than one place of business; or (iii) Debtor's place of business if Debtor is not an individual and has only one place of business. (e) If Debtor is a registered organization, it is organized under the laws of the state or foreign jurisdiction set forth under Debtor's certification below. (f) If Debtor is an individual, Debtor's correct name is set forth above in this Agreement. If Debtor is a registered organization, Debtor's name as set forth above in this Agreement is its correct name as indicated on the public record of Debtor's jurisdiction of organization which shows Debtor to have been organized. If Debtor is neither a registered organization nor an individual, the name of Debtor set forth in this Agreement satisfies the requirements of the UCC for providing the name of Debtor in any financing statement related hereto, including by example only, if Debtor is a trust, the name of Debtor is the name specified for the trust in Debtor's organic document and if Debtor is an organization other than a registered organization, a trust or a decedent's estate and Debtor has a name, the name of Debtor is the organizational name of Debtor. If Debtor uses any trade or assumed names, Debtor has properly filed of record in the appropriate filing office all those trade names and has delivered to Bank a list of all of Debtor's assumed or trade names. (g) The Collateral is free from damage caused by fire or other casualty. (h) No Account contains any provisions which (i) would prohibit, restrict, require the consent of any person to, or impair the creation, attachment, perfection or enforcement of the Security Interest, or (ii) provide that the creation, attachment, perfection or enforcement of the Security Interest may give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy thereunder. (i) No Collateral is held by a bailee except as specified in an attached schedule. (j) Upon the making of all filings and the taking of all other actions necessary to perfect the Security Interest, this Agreement will create a valid and perfected first priority Lien on the Collateral securing the Obligations.

SECTION 4. DEBTOR'S AGREEMENTS. (a) Debtor will warrant and defend its title in and to the Collateral and the Security Interest against any adverse claimant.
(b) Debtor will promptly take all reasonable and appropriate steps to collect the Accounts. Debtor will not agree to a material modification of the terms of any Account without the written consent of Secured Party. (c) Notwithstanding the Security Interest in Proceeds, Secured Party has not authorized Debtor to, and Debtor agrees not to sell, lease, transfer, license, assign or otherwise dispose of any interest in the Collateral, except as authorized in this Agreement or in writing by Secured Party. Debtor will keep the Collateral (including Proceeds) free from unpaid charges, including taxes and assessments, and from all Liens other than those in favor of Secured Party. Debtor understands that any sale, lease, license, transfer, pledge, assignment or other disposition or encumbrance of the Collateral contrary to this Agreement would violate the rights of Secured Party under this Agreement. (d) Secured Party may require at any time that Debtor (i) deposit all payments on the Accounts and all Proceeds in a special bank account over which Secured Party alone has power of withdrawal and control, (ii) notify account debtors and other persons obligated on the Collateral of Secured Party's Security Interest and that payment is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party's agent and bailee therefor, and Secured Party may, itself, without notice to or demand upon Debtor, so notify account debtors and other persons obligated on the Collateral. Debtor shall hold any Proceeds of collection of Collateral received by Debtor as trustee for Secured Party without commingling them with other funds of Debtor and shall turn them over to Secured Party in the identical form received, together with any necessary endorsements, assignments or agreements providing Secured Party with control, all in Proper Form. Secured Party shall apply the Proceeds of collection of Accounts and other Collateral received by Secured Party to the Obligations, such proceeds to be credited after final payment in cash or other immediately available funds of the items giving rise to them, or to be held as Collateral for the Obligations. (e) Debtor will furnish Secured Party all records and other information Secured Party may reasonably request. (f) Debtor will notify Secured Party promptly of any event or condition that could have a significant effect on the aggregate value of the Collateral or on the Security Interest. (g) Debtor will not change Debtor's principal residence, chief executive office or any of its other business locations without providing Secured Party 60 days' prior written notice. Debtor will not change its legal identity, name, organizational structure or the jurisdiction in which it is organized without the prior written consent of Secured Party and shall notify Secured Party 60 days prior to a request for consent of its intention or desire to so change. (h) Debtor will keep accurate books and other records regarding the Collateral and will allow Secured Party to inspect the Collateral and make test verifications of the Collateral and make copies (including electronic copies) of Debtor's books and records during regular business hours. (i) Debtor will not create any record or records constituting chattel paper without placing a legend in Proper Form on the record indicating the Security Interest of Secured Party in the chattel paper and will not create more than one electronic record if the chattel paper is electronic chattel paper. (j) Secured Party shall have the right at any time to enforce Debtor's rights against any account debtor and other persons liable on the Collateral. (k) Debtor has the risk of loss of


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the Collateral. (l) Debtor will not deposit any Proceeds into a deposit account which is not maintained with Secured Party. (m) Debtor will promptly advise Secured Party of any claims by or defenses of any account debtors or other persons liable on the Collateral, which in the aggregate have a significant effect on the value of the Collateral. (n) If any Collateral is located or maintained with any bailee or person other than Debtor, Debtor will immediately notify Secured Party and obtain the acknowledgement of the bailee or other person that the Collateral is held for the benefit of Secured Party and Debtor will, and will cause such bailee or other person to enter into a control agreement in Proper Form with Secured Party. (o) Debtor will take any action requested by Secured Party to establish and maintain control by Secured Party of any Collateral consisting of deposit accounts, letter of credit rights and investment property.

SECTION 5. FURTHER ASSURANCES. Debtor will promptly deliver to Secured Party any Collateral that constitutes instruments, documents or chattel paper, and will make a designation in Proper Form on all of its chattel paper, instruments and documents to reflect the Security Interest and obtain any consents of any account debtor or other person obligated on any Collateral for the enforcement by Secured Party of its Security Interest. Secured Party may file this Agreement, or any financing statements or amendments thereto or other record wherever Secured Party believes necessary or appropriate to perfect the Security Interest including but not limited to any official filing office, or in any other recording, registration, or certificate-of-title system. The financing statement or other record may (a) indicate the Collateral as being of an equal or lesser scope or with greater detail than set forth in this Agreement and (b) contain any other information required by the UCC or other law regarding the notification of a Lien, assignment or other right to direct disposition, for the sufficiency of the filing office's or other registrar's acceptance of any financing statement or amendments thereto or other record including if Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor also ratifies its authorization for Secured Party's filing of any financing statements covering the Collateral in any jurisdiction prior to the date hereof. A photographic or other reproduction of this Agreement or any financing statement relating to this Agreement will be sufficient as a financing statement. Debtor will take such action as Secured Party may at any time require to create, attach, perfect, protect, assure the first priority of and to enforce the Security Interest.

SECTION 6. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Debtor authorizes and irrevocably appoints Secured Party as Debtor's attorney-in-fact to take any action and execute or otherwise authenticate any record or other documentation that Secured Party considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to the following actions: (1) to endorse and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (2) to transfer any Collateral into the name of Secured Party or its nominee or any broker-dealer which may be an affiliate of Secured Party and to execute any control agreement on Debtor's behalf and as attorney-in-fact for Debtor in order to perfect Secured Party's first priority and continuing Security Interest in the Collateral and in order to provide Secured Party with control of the Collateral, and Debtor's signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Debtor to any bank, custodian, broker-dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with the instructions or entitlement orders, as applicable, of Secured Party without further consent of Debtor; (3) to exercise any right, privilege or option pertaining to any Collateral, but Secured Party has no obligation to do so; (4) to file any claims, take any actions or institute any proceedings which Secured Party determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Secured Party's rights with respect to the Collateral; (5) to execute in the name of or otherwise authenticate on behalf of Debtor any record reasonably believed necessary or appropriate by Secured Party for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Secured Party's rights under this Agreement; (6) to file any financing statement relating to this Agreement electronically, and Secured Party's transmission of Debtor's name as part of any filing relating to this Agreement will constitute Debtor's signature on and authentication of the financing statement; and (7) to do and take any and all actions with respect to the Collateral and to perform any of Debtor's obligations under this Agreement. This appointment is irrevocable and coupled with an interest and shall survive the death or disability of Debtor.

SECTION 7. COSTS AND EXPENSES. To the maximum extent not prohibited by applicable law, Debtor will pay, or reimburse Secured Party for, all costs and expenses of every character incurred from time to time in connection with this Agreement and the Obligations, including costs and expenses incurred (a) for recording any record in connection with this Agreement, and for any mortgage or recording taxes, (b) to satisfy any obligation of Debtor under this Agreement or to protect or preserve the Collateral, (c) in connection with the evaluation, monitoring or administration of the Obligations or the Collateral (whether or not an Event of Default has occurred) including any test verifications and searches of any Lien or organization records, and (d) in connection with the exercise of Secured Party's rights and remedies. Costs and expenses include reasonable fees and expenses of outside counsel and other outside professionals and charges imposed or allocated for the services of attorneys and other professionals employed by Secured Party or its affiliates. Any amount owing under this Section will be due and payable on demand and will bear interest from the date of expenditure by Secured Party until paid at the Past Due Rate. If any part of the Obligations is governed by the Consumer Restrictions (as defined in Section 12), this Section is limited to the extent required by the Consumer Restrictions with respect to those Obligations.

SECTION 8. WAIVERS. Debtor waives all suretyship defenses that may lawfully be waived, including but not limited to notice of acceptance of this Agreement, notice of the incurrence or acquisition of any Obligations, credit extended, collateral received or delivered or other action taken in reliance on this Agreement, notices and all other demands and notices of any description. With respect to both Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect a Lien in any collateral, to the addition or release of any person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. To the extent not prohibited by applicable law, Debtor further waives (i) diligence and promptness in preserving liability of any person on the Obligations, and in collecting or bringing suit to collect the Obligations; (ii) all rights, if any, of Debtor under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; (iii) to the extent Debtor is subject to the Texas Revised Partnership Act ("TRPA"), compliance by Secured Party with Section 3.05(d) of TRPA; (iv) notice of extensions, renewals, modifications, rearrangements and substitutions of the Obligations; (v) failure to pay any of the Obligations as they mature, any other default, adverse change in any obligor's or any Debtor's financial condition, release or substitution of Collateral, subordination of Secured Party's rights in any collateral, and every other notice of every kind. Nothing in this Agreement is intended to waive or vary the duties of Secured Party or the rights of Debtor or any obligor in violation of Section 9.602 of the UCC.

SECTION 9. DEFAULT. Each of the following events or conditions is an "EVENT OF DEFAULT:" (a) Debtor fails to pay when due (or within any contractually agreed grace period) any of the Obligations; (b) any event occurs that results in the automatic acceleration of any Obligations or gives Secured Party the immediate right to declare any of the Obligations due and payable in full prior to final maturity; (c) any warranty, representation or statement contained in this Agreement or made in connection with this Agreement or any of the Obligations was false or misleading in any respect when made; (d) Debtor violates any covenant, condition or agreement contained in this Agreement or any other documentation relating to any of the Obligations; (e) any Collateral is lost, stolen, substantially damaged, destroyed, abandoned, levied upon, seized or attached; (f) Debtor conceals or removes any part of the Collateral with intent to hinder, delay or defraud Secured Party; (g) Secured Party receives at any time a report indicating that Secured Party's Security Interest is not prior to all other Liens in the Collateral reflected in such report; or (h) Debtor fails to comply with or becomes subject to any administrative or judicial proceeding under any federal, state or local hazardous waste or environmental law, asset forfeiture or similar law which may result in the forfeiture of property, or other law where non-compliance may have a significant effect on the Collateral or Debtor's ability to pay the Obligations. After an Event of Default occurs, Secured Party may, without notice to any person, declare the Obligations to be immediately due and payable. DEBTOR WAIVES DEMAND, PRESENTMENT AND ALL NOTICES, INCLUDING WITHOUT LIMITATION NOTICE OF DISHONOR AND DEFAULT, NOTICE OF INTENT TO ACCELERATE AND NOTICE OF ACCELERATION.

SECTION 10. SECURED PARTY'S RIGHTS AND REMEDIES. After an Event of Default occurs, Secured Party will have all rights and remedies of a secured party after default under the UCC and other applicable law, including without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which any Collateral may be situated and lawfully remove any Collateral. Secured Party may require Debtor to assemble the Collateral and make it available at a reasonably convenient place Secured Party designates. Secured Party may provide a copy of this Agreement to any account debtor or other person liable on or having any interest in any Collateral. Except for the reasonable safe custody of any Collateral in its possession and accounting for moneys actually received by it and except as expressly provided in the UCC, Secured Party will have no duty as to any Collateral, including any duty to preserve rights against prior parties. Secured Party is not required to




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take possession of any Collateral prior to any sale, or to have any Collateral present at any sale. Secured Party may sell part of the Collateral without waiving its right to proceed against the remaining Collateral. If any sale is not completed or is defective in the opinion of Secured Party, Secured Party may make a subsequent sale of the same Collateral. Any bill of sale or other record evidencing any foreclosure sale will be prima facie evidence of the factual matters recorded therein. If a sale of Collateral is conducted in conformity with customary practices of banks disposing of similar property, the sale will be deemed commercially reasonable, but Secured Party will have no obligation to advertise or to sell Collateral on credit. However, if Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser with respect to the sale. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. In addition, Debtor waives any and all rights that Debtor may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights hereunder, including without limitation, its rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. By exercising its rights, Secured Party will not become liable for, and Debtor will not be released from, any of Debtor's duties or obligations under the Accounts included in the Collateral. All remedies in this Agreement are cumulative of any and all other legal, equitable or contractual remedies available to Secured Party and any such remedies may be exercised simultaneously or in any order as determined by Secured Party. Debtor WAIVES any rights to a marshalling of assets or sale in inverse order of alienation, and any rights to notice except as required by the UCC.

SECTION 11. STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare any Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against the Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide Secured Party a guaranteed return from the collection or disposition of Collateral, (l) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals (including Secured Party and its affiliates) to assist Secured Party in the collection or disposition of any of the Collateral or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral. Debtor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties upon Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.


SECTION 12. ADDITIONAL AGREEMENTS. (a) For so long as any Obligations exist, or Secured Party has any commitment to provide financing to any Debtor, or Secured Party makes available a line of credit to any Debtor whether or not extensions of credit under the line are at Secured Party's sole discretion, or Secured Party has any obligation to purchase from or guarantee to any affiliate any extension of credit to any Debtor, or Secured Party provides any banking services to any Debtor and until Secured Party executes and delivers to Debtor an authenticated termination statement, this Agreement will remain in effect.
(b) No modification or waiver of the terms of this Agreement will be effective unless in writing and signed by Secured Party. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party's failure to exercise or delay in exercising any right under this Agreement will not operate as a waiver of such right. No single or partial exercise of any right under this Agreement will preclude any other or further exercise of that right or any other right. (c) Any notice required or permitted under this Agreement will be given in a record by United States mail, by hand delivery or delivery service, by telegraphic, telex, telecopy or cable communication, or electronic message via the Internet sent to the intended addressee at the address shown in this Agreement, or to such different address as the addressee designates by 10 days' prior notice to be the address for this Agreement. Notice by United States mail will be effective when mailed. All other notices will be effective when received. Written confirmation or electronic notification of receipt will be conclusive. (d) If any provision of this Agreement is unenforceable or invalid, that provision will not affect the enforceability or validity of any other provision. If the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable, that application will not affect the legality or enforceability of the provision as to any other person or circumstance. (e) If more than one person executes this Agreement as Debtor, their obligations under this Agreement are joint and several, and the term Collateral includes any property described in Section 1 that is owned by any Debtor individually or jointly with any other Debtor, and the term "Obligations" includes both several and joint obligations of each Debtor. (f) The section headings in this Agreement are for convenience only and shall not be considered in construing this Agreement. (g) This Agreement may be executed or authenticated in any number of counterparts and by different parties in separate counterparts, each of which will constitute one and the same agreement. (h) This Agreement benefits Secured Party and its successors and assigns and is binding on Debtor and Debtor's heirs, legal representatives, successors and assigns and shall bind all who become bound as a debtor to this Security Agreement. Secured Party may assign its rights and interests under this Agreement. Debtor shall render performance under this Agreement to any subsequent assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-off which Debtor could assert against Secured Party except those which cannot legally be waived. (i) If any of the Obligations is subject to Chapters 342 or 346 of the Texas Finance Code or Regulation AA of the Board of Governors of the Federal Reserve System (collectively, the "CONSUMER RESTRICTIONS") or is a consumer transaction, (1) nothing in this Agreement waives any rights which cannot be legally waived under the Consumer Restrictions or the UCC, and (2) Collateral securing Obligations subject to the Consumer Restrictions does not include any assignment of wages or any non-possessory, non-purchase money security interest in household goods. (j) This Agreement is governed by the laws of the State of Texas. (k) Secured Party is executing this Agreement for the purpose of acknowledging and agreeing to the following Jury Trial Waiver, the notice given under Section 26.02 of the Texas Business and Commerce Code and to comply with the waiver requirement of TRPA, and Secured Party's failure to execute or authenticate this Agreement will not invalidate this Agreement.

JURY TRIAL WAIVER. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR OR SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS WAIVER.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed effective as of April 11, 2002.

Debtor certification for all non-individuals: Debtor certifies that it is organized under the laws of the State of Delaware if a U.S. Debtor, and if not a U.S. Debtor, the laws of _______________________.


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DEBTOR:  WORLDWIDE FLIGHT SERVICES, INC.

    SECTION 3.(d) ADDRESS (if different from the address set forth above):

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BY:  /s/ Jean-Francois Gouedard                 TITLE: President & COO
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BY:                                             TITLE:
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Debtor certification for all non-individuals: Debtor certifies that it is organized under the laws of the State of ______________________ if a U.S. Debtor, and if not a U.S. Debtor, the laws of ___________________________.

DEBTOR:

    SECTION 3.(d) ADDRESS (if different from the address set forth above):

BY:                                             TITLE:
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BY:                                             TITLE:
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SECURED PARTY:    JPMorgan Chase Bank
                  712 Main Street
                  P. O. Box 2558
                  Houston, Texas 77252-2558

By:
      ---------------------------------
Name:                                         Title:
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